                                                   For more information contact:

                                                    Luther J. Nussbaum
                                                    Chairman and CEO
                                                    First Consulting Group
                                                    562-624-5220
                                                    lnussbaum@fcg.com

                                                    Steven Heck
                                                    President
                                                    First Consulting Group
                                                    972-869-9977
                                                    sheck@fcg.com

                                                    Robert D. Martin, Interim
                                                    Chief Executive Officer
                                                    University of Pennsylvania
FOR IMMEDIATE RELEASE                               Health System,
                                                    215-662-2203
                                                    martinr@uphs.upenn.edu

                                                    Darin LeGrange
                                                    President, ACS Healthcare
                                                    Solutions
                                                    214-841-8222
                                                    darin_legrange@acs-inc.com

        FIRST CONSULTING GROUP, ACS AND UNIVERSITY OF PENNSYLVANIA HEALTH
         SYSTEM ANNOUNCE $100 MILLION, FIVE-YEAR OUTSOURCING AGREEMENT



    FIRST CONSULTING GROUP AND ACS TO PROVIDE SPECIALIZED HEALTH INFORMATION
     TECHNOLOGY (IT) MANAGEMENT SERVICES FOR LEADING ACADEMIC HEALTH SYSTEM.


PHILADELPHIA, Pennsylvania. (January 24, 2001) - First Consulting Group, Inc. (NASDAQ: FCGI), Affiliated Computer Services (NYSE:ACS) and the University of Pennsylvania Health System (UPHS) today announced the signing of an estimated $100 million, long-term IT outsourcing agreement. This outsourcing agreement is a continuation of UPHS's comprehensive

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FCG-ACS-UPHS Outsourcing Contract
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Page 2

financial recovery strategy, and UPHS expects to save approximately $19 million in operating costs over the life of the contract. For the five-year term of the agreement, FCG and ACS will operate as a team with current UPHS information services leadership in managing most of UPHS's information systems infrastructure and applications support. The FCG portion of the contract is estimated to be worth approximately $23 million in its first year and is the second major outsourcing contract reported this year by FCG Management Services, LLC, FCG's outsourcing subsidiary, following the January 10, 2001 announcement of its engagement with New York Blood Center. ACS, a Fortune 1000 information technology services firm, will act as subcontractor to FCG, providing data center and computer processing services through its operating division, ACS Health Solutions.

         Robert D. Martin Ph.D., UPHS interim Chief Executive Officer, said, "UPHS's commitments to the information-intensive core areas of patient care, education and research require that we constantly improve information management while reducing unit costs. Our contract with FCG will bring us an extraordinary range of resources and unsurpassed experience in developing the kind of cost-effective solutions that UPHS requires. By combining the strengths of FCG and ACS with UPHS, we believe that we will be able to substantially increase the value returned to our Health System by our information technology investments."

         "This innovative agreement marks a milestone in focusing diverse skills on a common

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FCG-ACS-UPHS Outsourcing Contract
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goal in academic, not-for-profit healthcare," said Steve Heck, president of FCG.
"The University of Pennsylvania Health System has designed an IT management strategy that will allow UPHS to focus on its mission and core goals while gaining improved IT performance and flexibility to meet its changing needs in a fast-evolving healthcare market. We are also pleased about our new systems infrastructure and support teaming agreement with ACS, which enables us to expand our data center and network management capabilities significantly."

         "ACS and FCG are focused on the business requirements and the risk factors faced by organizations in the healthcare market," said Darin LeGrange, president, ACS Healthcare Solutions. "By combining the unique skills and capabilities of our companies, and focusing our collective attention on the business needs of UPHS, we have an opportunity to increase operational and technological effectiveness and reduce cost for the Health System over the long term."

         FCG chief executive officer Luther Nussbaum said, "The University of Pennsylvania Health System is a leader in patient care, research and medical education; with this agreement, it is joining the ranks of academic health systems that have chosen innovative ways of improving IT value without losing their focus on their core mission." He added, "The basis of this contract is the shared confidence of UPHS, FCG and ACS in UPHS's ability to improve the value UPHS receives from its information technology investments, its ability to control and accurately predict costs and

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FCG-ACS-UPHS Outsourcing Contract
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its ability to use service level agreements to enhance performance."

         The integration of highly specialized technical and managerial skills is crucial to the success of a major healthcare information management organization. Outsourcing is proving to be a highly effective strategy for focusing skills, meeting strategic goals and reducing information management costs. Together, FCG and ACS bring a clear value proposition supported by more than 20,000 associates, experience in thousands of healthcare engagements and demonstrated mastery of information technology. UPHS brings a world-class research, education and health delivery system, a progressive vision of healthcare, and a commitment to the health of the greater Delaware Valley. UPHS has been an FCG client since 1996, with FCG successfully completing over 35 consulting assignments for UPHS.

         Under the contract, approximately 179 of UPHS's current information services staff will be hired by FCG or ACS. FCG will assume direct responsibility for managing a variety of UPHS IT functions, including help desk, local area networks, applications support and applications upgrades. ACS will manage mainframe and midrange computer operations and wide area networking and will join FCG in service level management. UPHS will retain most of the IT responsibility for its Phoenixville Hospital facility, School of Medicine and telecommunications. As requested by UPHS, during the term of the contract, FCG will introduce the Carnegie-Mellon Software Engineering Institute's Capability Maturity Modeling

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FCG-ACS-UPHS Outsourcing Contract
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(CMM) best practices into the UPHS IT environment.

ADDITIONAL KEY CONTRACT TERMS

         The agreement is for a five-year term beginning on or before March 18, 2001, extendable at the election of UPHS for two one-year periods thereafter. The contract is subject to the ability of UPHS to terminate the contract early under certain circumstances. The contract includes both fixed and variable components with an anticipated engagement value of $100 million, including an estimated $31 million subcontracted to ACS over the term of the contract. FCG expects the contract to be cash flow positive in the first year and over the life of the agreement, with profitability consistent with FCG's overall target for the business of 10-12% operating income.

         FCG has offered to UPHS a short-term option to acquire a 4.9% ownership interest in FCG Management Services. UPHS is considering this option and if UPHS exercises the option, UPHS will join the NewYork-Presbyterian Hospital as minority shareholders in FCG Management Services.

         The UPHS contract marks the first engagement by FCG and ACS under their recently executed teaming agreement. Under the agreement, FCG and ACS will pursue opportunities for large-scale healthcare data center and infrastructure management outsourcing together, but will also remain free to pursue such opportunities separately.

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FCG-ACS-UPHS Outsourcing Contract
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ABOUT THE COMPANIES:

         The University of Pennsylvania Health System was established in 1993 as the nation's first fully integrated academic health system. It comprises four wholly-owned hospitals (Hospital of the University of Pennsylvania [HUP], the nation's first teaching hospital; Pennsylvania Hospital [the nation's first hospital]; Presbyterian Medical Center; and Phoenixville Hospital); the University of Pennsylvania School of Medicine, the nation's first medical school; educationally-affiliated hospitals; multispecialty satellite facilities; a primary-care provider network; home health care; and hospice and long-term care. The University of Pennsylvania Health System is committed to continued excellence and innovation in the related areas of patient care, medical education, and research. This year, HUP was ranked one of the nation's top ten "Honor Roll" hospitals by U.S. News & World Report in its annual survey of best hospitals in America; and that same publication ranked Penn's School of Medicine as third in the nation. Penn ranked second in the nation among all medical schools in America that receive research funding from the National Institutes of Health (NIH) -- which is perhaps the single most important barometer of research strength. More information about UPHS is available on the UPHS World Wide Web site at www.med.upenn.edu.

         FCG provides consulting, integration and management services to healthcare, pharmaceutical and other life sciences organizations in North America and Europe. The firm's

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FCG-ACS-UPHS Outsourcing Contract
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services are designed to increase its clients' operations effectiveness, resulting in reduced costs, improved customer service, enhanced quality of patient care and the more rapid introduction of new pharmaceutical compounds. More information about FCG is available through the FCG World Wide Web site at www.fcg.com, or by calling the toll free number 800-345-0957.

         ACS, a Fortune 1000 company comprised of nearly 20,000 people in 21 countries, provides technology solutions to commercial and government clients worldwide. The company delivers e-solutions, systems integration services, and a complete range of technology outsourcing and business process outsourcing solutions to world-class clients. The company's Class A common stock trades on the New York Stock Exchange under the symbol ACS. More information about ACS is available on the Internet at www.acs-inc.com.

This release contains forward looking statements including estimates of the future value and duration of the outsourcing agreement between FCG and UPHS and the potential effects of such agreement on FCG and UPHS. These forward looking statements involve known and unknown risks which may cause FCG's actual results and performance to be materially different from the future results and performance stated or implied by the forward looking statements. Some of the risks that should be considered include whether the outsourcing agreement may be amended, modified or terminated early by the parties, how FCG manages growth and integration of acquired businesses and personnel, and other factors referenced in the Company's most recent Forms 10-K, 10-Q and other periodic reports filed with the Securities and Exchange Commission.




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